EXHIBIT 4(c)


                              NOTATION OF GUARANTEE
                                   RELATING TO
                            6.80% Debentures due 2032


     For value received, each of the undersigned has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of April 2, 2002 (the "Indenture") by and among MeadWestvaco Corporation ("the Company"), the Guarantors listed on the signature pages thereto, if any, and The Bank of New York as trustee (the "Trustee"), (a) the full and punctual payment of all monetary obligations of the Company under the Indenture with respect to the Securities of the applicable series (including obligations to the Trustee) and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture with respect to the Securities of the applicable series. Each Guarantor further agrees that its obligations hereunder shall be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company (except to the extent such judgment is paid) or any waiver or amendment of the provisions of this Indenture or the Securities of the applicable series to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of such Guarantor (except that such waiver or amendment shall be effective in accordance with its terms). The obligations of the undersigned to the Holders of Securities of the applicable series and to the Trustee described in this Notation of Guarantee are expressly set forth in Article Fourteen of the Indenture and the Board Resolution, Officers' Certificate or supplemental indenture relating to the applicable series of Securities, and are qualified in their entirety by reference thereto. Each Holder of a Security of the applicable series, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

     The terms of the Indenture, including, without limitation, Article Fourteen of the Indenture and any applicable Board Resolution, Officers' Certificate or supplemental indenture are incorporated herein by reference. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.



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                          THE MEAD CORPORATION


                          By:    /s/ Karen R. Osar
                                 ----------------------------------------------
                                 Name:     Karen R. Osar
                                 Title:    Vice President & Chief
                                           Financial Officer


                          WESTVACO CORPORATION


                          By:    /s/ Karen R. Osar
                                 ----------------------------------------------
                                 Name:     Karen R. Osar
                                 Title:    Senior Vice President & Chief
                                           Financial Officer